As filed with the Securities and Exchange Commission on June 30, 2022

Registration Nos. 333-251260 and 333-253177

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-1

ON FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AmpliTech Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	27-4566352
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

AmpliTech Group, Inc.

155 Plant Avenue

Hauppauge, NY 11788

(631) 521-7831

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Fawad Maqbool

President and Chief Executive Officer

AmpliTech Group, Inc.

155 Plant Avenue

Hauppauge, NY 11788

(631) 521-7831

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Gregory Sichenzia, Esq.

Avital Perlman, Esq.

Sichenzia Ross Ference LLP

1185 Avenue of the Americas

New York, NY 10036

(212) 930-9700

From time to time after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (“Post-Effective Amendment”) to the Registration Statement on Form S-1 (Registration No. 333-251260) previously declared effective by the Securities and Exchange Commission (the “SEC”) on February 16, 2021 and the Registration Statement on Form S-1MEF (Registration No. 333-253177) filed with the SEC on February 16, 2021 (collectively, the “Registration Statement”) of AmpliTech Group, Inc. (the “Company”) is being filed pursuant to the undertakings in the Registration Statement to update and supplement the information contained in the Registration Statement.

The Registration Statement registered the offer and sale of 1,577,142 units, which includes 205,714 over allotment units, at a public offering price of $7.00 per unit, each unit consisting of one share of the Company’s common stock and one warrant, each whole warrant exercisable for one share of common stock (“Warrants”). The Registration Statement also registered on a continuous basis the 1,577,142 shares of common stock underlying the Warrants (the “Warrant Shares”). As of the date of this Post-Effective Amendment, 210,700 Warrants have been exercised and 210,700 Warrant Shares have been issued. No additional securities are being registered under this Post-Effective Amendment. All applicable registration fees were paid at the time the Registration Statement was originally filed.

This Post-Effective Amendment is being filed to (i) update the contents of the prospectus contained in the Registration Statement pursuant to Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”), in respect of the continuous offering pursuant to Rule 415 of up to 1,366,442 Warrant Shares previously registered on the Registration Statement and (ii) convert the Registration Statement on Form S-1 into a registration statement on Form S-3.

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THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to completion, dated June 30, 2022

AmpliTech Group, Inc.

Prospectus

1,366,442 Shares of Common Stock Issuable Upon Exercise of Outstanding Warrants

This prospectus relates to an aggregate of 1,366,442 shares of our common stock, par value $0.001 per share, which, as of the date of this prospectus, are issuable upon exercise of 1,366,442 warrants (“Warrants”) originally issued as part of the units sold in our public offering, which closed on February 19, 2021 (the “Offering”).

As of the date of this prospectus, the Warrants have an exercise price of $7.00 per share of common stock and will expire five (5) years after their original issuance. If the Warrants are exercised, we will receive the proceeds from such exercise.

On June 29, 2022, the last reported sale price for our common stock was $2.00 per share. Our common stock and the Warrants are traded on the Nasdaq Capital Market under the symbols “AMPG” and “AMPGW,” respectively.

Our business and an investment in our common stock involve a high degree of risk. Before making any investment in our common stock, you should read and carefully consider risks described in the “Risk Factors” section on page 7 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the common stock offered hereby or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated

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Unless otherwise stated or the context otherwise requires, the terms “AmpliTech” “we,” “us,” “our” and the “Company” refer to AmpliTech Group, Inc., a Nevada corporation, and its consolidated subsidiaries.

You should rely only on the information contained in this prospectus and any related free writing prospectus that we may provide to you in connection with this offering. We have not, and the underwriters have not, authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities in this offering. Our business, financial condition, results of operations and prospects may have changed since that date.

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PROSPECTUS SUMMARY

Business Overview

AmpliTech Group Inc. (“AMPG,” “AmpliTech” or the “Company”), incorporated in 2010 in the state of Nevada, is the parent company of AmpliTech, Inc., and the Company’s divisions Specialty Microwave, Spectrum Semiconductor Materials, and AmpliTech Group MMIC Design Center (“AGMDC”).

AmpliTech Inc. designs, engineers, and assembles micro-wave component-based amplifiers that meet individual customer specifications. Our products consist of RF amplifiers and related subsystems, operating at multiple frequencies from 50kHz to 44GHz, including low noise amplifiers (“LNA”), medium power amplifiers, cryogenic amplifiers, and custom assembly designs for the global satellite communications, telecom (5G & IoT), space, defense, and quantum computing markets. We also offer non-recurring engineering services on a project-by-project basis, for a predetermined fixed contractual amount, or on a time plus material basis. We have both domestic and international customers in such industries as aerospace, governmental, defense and commercial satellite.

Specialty Microwave designs and manufactures state-of- the-art precision SATCOM microwave components, RF subsystems and specialized electronic assemblies for the military and commercial markets, flexible and rugged waveguides, wave guide adapters and more.

AGMDC designs, develops, and manufactures state-of-the-art signal processing components for satellite and 5G communications networks, defense, space and other commercial applications, allowing the Company to market its products to wider base of customers requiring high technology in smaller packages.

On November 19, 2021, AMPG entered into an Asset Purchase Agreement with Spectrum Semiconductor Materials Inc. (“SSM”), a globally authorized distributor of integrated circuit (IC) packaging and lids for semiconductor device assembly, prototyping, testing, and production requirements founded in 1990 and headquarter in San Jose, CA, pursuant to which AMPG acquired substantially all of the assets of the Company (the Acquisition). The Acquisition was completed on December 15, 2021.

In 2021, the Company opened a monolithic microwave integrated circuits (“MMIC”) chip design center in Texas and has started to implement several of its proprietary amplifier designs into MMIC components. MMICs are semiconductor chips used in high-frequency communications applications. MMICs are widely desired for power amplification solutions to service emerging technologies, such as phased array antennas and quantum computing. MMICs carry a smaller footprint enabling them to be incorporated into a broader array of systems while reducing costs.

We purchase a variety of raw materials, primarily consisting of high temperature alloy sheet metal and castings, forgings, pre-plated metals, and electrical components from various vendors. The materials used by our operations are generally available from several sources and in sufficient quantities to meet current requirements subject to normal lead times. However, recent cost inflation and potential supply chain disruptions resulting from the novel coronavirus COVID-19 pandemic may lead to higher material costs in fiscal 2022. Additionally, we are subject to rules promulgated by the Securities Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act regarding the use of certain materials (tantalum, tin, gold and tungsten), known as conflict minerals, which are mined from the Democratic Republic of the Congo and adjoining countries. These rules may impose additional costs and may introduce new risks related to our ability to verify the origin of any conflict minerals used in our products.

Our operations are subject to extensive, and frequently changing, federal, state and local environmental laws and substantial related regulation by government agencies, including the Environmental Protection Agency. Among other matters, these regulatory authorities impose requirements that regulate the operation, handling, transportation and disposal of hazardous materials; protect the health and safety of workers; and require us to obtain and maintain licenses and permits in connection with our operations. This extensive regulatory framework imposes significant compliance burdens and risks on us. Notwithstanding these burdens, we believe that we are in material compliance with all federal, state and local environmental laws and regulations governing our operations.

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There has been no material adverse effect to our consolidated financial statements nor competitive positions as a result of these environmental regulations.

Our mission is to patent our proprietary IP and trade secrets that were used in small volume niche markets and expand our capabilities through strategic partnerships, joint ventures, mergers/acquisitions with key industry leaders in the 5G/6G, quantum computing, and cybersecurity markets. We believe this will enable us to scale up our products and revenue by developing full systems and subsystems with our unique technology as a core component, which we expect will position us as a global leader in these rapidly emerging technology sectors and addresses large volume markets as well, such as cellphone handsets, laptops, server networks, and many other applications that improve everyday quality of life.

The Company’s research and development initiative to expand its product line of low noise amplifiers to include its new 5G and wireless infrastructure products and MMIC designs is progressing significantly. Our combined engineering and manufacturing resources are expected to complement the development of new subsystems for satellite, wireless, and 5G infrastructures, as well as advanced military and commercial markets.

Corporate Information

Our principal executive offices are located at 155 Plant Avenue, Hauppauge, NY 11788. Our telephone number is (631) 521-7831. Our corporate website is www.amplitechinc.com. The information on our website is not a part of, or incorporated in, this prospectus.

THE OFFERING

Common stock outstanding	9,629,613 shares. (1)

Common stock offered by the Company	1,366,442 shares issuable upon the exercise of outstanding Warrants.

Description of Warrants	The Warrants have an exercise price of $7.00 per share and expire February 19, 2026

Use of proceeds

The gross proceeds if all the Warrant holders, as of the date of this prospectus, exercise their Warrants will be approximately $9.6 million; however, we are unable to predict the timing or amount of potential Warrant exercises. Accordingly, all such proceeds will be used for working capital and other general corporate purposes. It is possible that some, or all, of the Warrants may expire and never be exercised.

Nasdaq symbols	Our common stock and the Warrants are listed on the Nasdaq Capital Market under the symbols “AMPG” and “AMPGW,” respectively.

Risk factors

You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section in the Form 10-K and subsequently filed Quarterly Reports on Form 10-Q incorporated herein by reference before deciding whether or not to invest in common stock.

(1)	As of June 30, 2022, this number excludes the 1,366,442 shares of common stock issuable upon exercise of the Warrants, as well as:

●	1,930,500 shares of common stock issuable upon the exercise of warrants (other than the Warrants), at a weighted average exercise price of $8.43 per share;

●	587,500 shares of our common stock issuable upon the exercise of outstanding stock options issued pursuant to our equity incentive plan, at a weighted average exercise price of $2.80 per share;
●

27,500 shares of our common stock issuable upon the vesting of outstanding restricted stock units issued pursuant to our equity incentive plan, at a weighted average share price of $1.96 per share; and

●	587,500 shares of our common stock that are reserved for future issuance under our equity incentive plan.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks set forth under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated by reference into this prospectus, and in the other reports that we file with the SEC and incorporate by reference into this prospectus, before deciding to invest in our common stock. The risks and uncertainties we have described are not the only ones we face.

If any of the events described in these risk factors actually occurs, or if additional risks and uncertainties that are not presently known to us or that we currently deem immaterial later materialize, then our business, prospects, results of operations and financial condition could be materially adversely affected. In that event, the trading price of our securities could decline, and you may lose all or part of your investment in our securities. The risks discussed include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information set forth in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “would,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate” “strategy,” “future,” “likely” or other comparable terms and references to future periods. All statements other than statements of historical facts included in this prospectus regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding: possible or assumed future results of our operations, including statements about potential acquisition or merger targets; business strategies; future cash flows; financing plans; plans and objectives of management; any other statements regarding future acquisitions, future cash needs, future operations, business plans and future financial results, and any other statements that are not historical facts..

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Any forward-looking statement made by us in this prospectus is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral that may be made from time to time, whether as a result of new information, future developments or otherwise, except as may be required under applicable law. We anticipate that subsequent events and developments will cause our views to change. You should read this prospectus and the documents filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

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USE OF PROCEEDS

The gross proceeds if all the Warrant holders, as of the date of this prospectus, exercise their Warrants will be approximately $9.6 million; however, we are unable to predict the timing or amount of potential Warrant exercises. Accordingly, all such proceeds will be used for working capital and general corporate purposes. It is possible that some, or all, of the Warrants may expire and never be exercised.

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PLAN OF DISTRIBUTION

We will issue shares of common stock offered hereby upon exercise of the Warrants. As of the date of this prospectus, the Warrants are exercisable for a total of up to 1,366,442 shares of our common stock, which can be adjusted pursuant to the terms of the Warrants. We will not issue fractional shares upon exercise of the Warrants. Each of the Warrants contains instructions for exercise. The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Warrants being exercised.

DESCRIPTION OF SECURITIES

This description is intended as a summary, and is qualified in its entirety by reference to our amended and restated articles of incorporation and amended and restated by-laws, which are incorporated by reference to the registration statement of which this prospectus forms a part.

Authorized Capitalization

The total number of shares of stock we are authorized to issue shall be five hundred one million (501,000,000) shares, par value $0.001 per share. Our authorized capital stock consists of 500,000,000 shares of common stock and 1,000,000 shares of blank check preferred stock.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available for dividend payments. All outstanding, shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued upon completion of this offering will be fully paid and nonassessable. The holders of common stock have no preferences or rights of cumulative voting, conversion, or pre-emptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in any of our assets remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets, which are legally available for distribution, after payments of all debts and other liabilities. All of the outstanding shares of our common stock are fully paid and non-assessable. The shares of common stock offered by this prospectus will also be fully paid and non-assessable.

Our shares of common stock are listed on the Nasdaq Capital Market under the symbol “AMPG.”

Warrants

The following summary of certain terms and provisions of the Warrants exercisable for the common stock offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the form of Warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part.

Exercisability. The Warrants are exercisable at any time after their original issuance and at any time up to February 19, 2026 The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Warrants being exercised. Under the terms of the Warrant Agreement, we must use our best efforts to maintain the effectiveness of the registration statement and current prospectus relating to common stock issuable upon exercise of the Warrants until the expiration of the Warrants. If we fail to maintain the effectiveness of the registration statement and current prospectus relating to the common stock issuable upon exercise of the Warrants, the holders of the Warrants shall have the right to exercise the Warrants solely via a cashless exercise feature provided for in the Warrants, until such time as there is an effective registration statement and current prospectus.

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Exercise Limitation. A holder may not exercise any portion of a Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding common stock after exercise, as such percentage ownership is determined in accordance with the terms of the Warrant, except that upon prior notice from the holder to us, the holder may waive such limitation up to a percentage not in excess of 9.99%.

Exercise Price. The exercise price per whole share of common stock purchasable upon exercise of the Warrants is $7.00 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Fractional Shares. No fractional shares of common stock will be issued upon exercise of the Warrants. If, upon exercise of the Warrant, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, pay a cash adjustment in respect of such fraction in an amount equal to such fraction multiplied by the exercise price. If multiple Warrants are exercised by the holder at the same time, we shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. The Warrants are listed on the Nasdaq Capital Market under the symbol “AMPGW”.

Warrant Agent; Global Certificate. The Warrants were issued in registered form under a warrant agent agreement between the Warrant Agent and us. The warrants shall initially be represented only by one or more global warrants deposited with the Warrant Agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Warrants will be entitled to receive the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. The Warrant holders do not have the rights or privileges of holders of common stock or any voting rights until they exercise their Warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Governing Law. The Warrants and the warrant agency agreement are governed by New York law.

 LEGAL MATTERS

The validity of the common stock offered hereby has been passed upon for us by Sichenzia Ross Ference LLP, New York, New York. A partner of Sichenzia Ross Ference LLP owns 50,000 shares of our common stock.

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EXPERTS

The consolidated balance sheets of AmpliTech Group, Inc. and Subsidiaries as of December 31, 2021 and 2020, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years then ended, have been audited by Sadler, Gibb & Associates, LLC, independent registered public accounting firm, as stated in their report which is incorporated herein. Such financial statements have been incorporated herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-3 under the Securities Act to register the common stock offered by this prospectus. The term “registration statement” means the original registration statement and any and all amendments thereto, including the schedules and exhibits to the original registration statement or any amendment. This prospectus is part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement. For further information with respect to us and the common stock being offered pursuant to this prospectus, you should refer to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement.

We file annual reports, quarterly reports, current reports, proxy statements and other information with the SEC under the Exchange Act. You can read our SEC filings, including the registration statement, at the SEC’s website at www.sec.gov.

You may read and copy this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549, at prescribed rates. You may obtain information regarding the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

The SEC also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

Our website can be accessed at www.amplitechinc.com. The information contained on, or that may be obtained from, our website is not, and shall not be deemed to be, a part of this prospectus.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were made as of an earlier date. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that they have gathered their information from sources they believe to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that these industry publications and third-party research, surveys and studies are reliable, we have not independently verified such data.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (filed with the SEC on March 31, 2022);
•	our Quarterly Report on Form 10Q for the quarterly period ended March 31, 2022 (filed with the SEC on May 16, 2022);
•	our Current Reports on Form 8-K and 8-K/A filed with the SEC on January 26, 2022, February 22, 2022, and February 25, 2022;
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the description of our common stock included in our Form 8-A12B, filed with the SEC on February 16, 2021, and the description of the securities of the Company contained in Exhibit 4.4 of our Annual Report on Form 10-K for the year ended December 31, 2020 (filed with the SEC on March 31, 2021); and

•

all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made on or after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the Securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to AmpliTech Group, Inc., 155 Plant Avenue, Hauppauge, NY 11788; Attention: Investor Relations; Telephone: (631) 521-7831. Copies of the above reports may also be accessed from our website at www.amplitechinc.com. We have authorized no one to provide you with any information that differs from that contained in this prospectus. Accordingly, you should not rely on any information that is not contained in this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

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AmpliTech Group, Inc.

Prospectus

1,366,442 Shares of Common Stock Issuable Upon Exercise of Outstanding Warrants

June 30, 2022

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except for registration fees, which are actual) of the approximate amount of the fees and expenses payable by us in connection with the issuance and distribution of the shares of our common stock described in this Post-Effective Amendment No. 1.

SEC registration fee	$753.20	*
Accounting fees and expenses	$3,000
Legal fees and expenses	$25,000
Miscellaneous	$1,000
Total	$29,753.20

* Previously paid.

Item 15. Indemnification of Directors and Officers.

Nevada law provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation (i.e., a “non-derivative proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she:

•	Is not liable under Section 78.138 of the Nevada Revised Statutes for breach of his or her fiduciary duties to the corporation;

•	Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor (i.e., a “derivative proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he:

•	Is not liable under Section 78.138 of the Nevada Revised Statute for breach of his or her fiduciary duties to the corporation; or

•	Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

Under Nevada law, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

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To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any non-derivative proceeding or any derivative proceeding, or in defense of any claim, issue or matter therein, the corporation is obligated to indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense.

Further, Nevada law permits a Nevada corporation to purchase and maintain insurance or to make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit No.	Description
1.1	Underwriting Agreement (incorporated by reference to 8-K filed February 19, 2021)
3.1	Amended and Restated Articles of Incorporation of AmpliTech Group, Inc. (incorporated by reference to 8-K filed December 28, 2020)
3.2	Amended and Restated Bylaws of AmpliTech Group, Inc. (incorporated by reference to 8-K filed December 28, 2020)
3.3	Amended and Restated Series A Convertible Preferred Stock Certificate of Designation (incorporated by reference to 8-K filed December 28, 2020)
3.4	Certificate of Amendment, filed with the Secretary of State of Nevada (incorporated by reference to 8-K filed February 19, 2021)
3.5	Certificate of Correction, filed with the Secretary of State of Nevada (incorporated by reference to 8-K filed February 19, 2021)
4.1	Form of Common Stock Purchase Warrant (incorporated by reference to 8-K filed February 19, 2021)
4.2	Warrant Agency Agreement dated February 19, 2021 by and between AmpliTech Group, Inc. and Manhattan Transfer Registrar Co. (Incorporated by reference to 8-K filed February 19, 2021)
5.1	Opinion of Sichenzia Ross Ference LLP (incorporated by reference to Exhibit 5.1 to S-1 filed February 5, 2021)
23.1	Consent of Sadler, Gibb & Associates, LLC
23.2	Consent of Sichenzia Ross Ference LLP (included in Exhibit 5.1)

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Item 17. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification by it is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(a)	The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser if the registrant is relying on Rule 430B: (A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(c)

The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bohemia, State of New York, on this 30th day of June 2022.

AmpliTech Group, Inc.

/s/ Fawad Maqbool
Fawad Maqbool
Chief Executive Officer and President
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Dated: June 30, 2022	/s/ Fawad Maqbool
Fawad Maqbool
Chief Executive Officer and President
(Principal Executive Officer)

Dated: June 30, 2022	/s/ Louisa Sanfratello
Louisa Sanfratello
Chief Financial Officer
(Principal Financial Officer)

Dated: June 30, 2022	/s/ Andrew Lee
Andrew Lee, Director

Dated: June 30, 2022	/s/ Daniel Mazziota
Daniel Mazziota, Director

Dated: June 30, 2022	/s/ Matthew Kappers
Matthew Kappers, Director

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